UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-K


                                 CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                       Date of Report: September 10, 2002


                        CHINA XIN NETWORK MEDIA CORPORATION
                 (Exact name of issuer as specified in its charter)



           Florida                     000-29915              650786722
        State or other jurisdiction    Commission          IRS Employer
        of incorporation               File Number No.    Identification No.



         3767 Thimens Boulevard, S-226, St-Laurent, Quebec, CANADA H4W 1W4
                (Address of principal executive offices) (Zip Code)



                      Registrant's telephone number and fax number,
                                   Including area code:

                           Tel:(514) 398-0515 Fax:(514) 398-9901

Item 1. Changes in Control of Registrant.

NOT APPLICABLE


Item 2. Acquisition or Disposition of Assets.

NOT APPLICABLE


Item 3. Bankruptcy or Receivership.

NOT APPLICABLE


Item 4. Change in Registrant's Certifying Accountants

NOT APPLICABLE


Item 5. Other Events and Regulation FD Disclosure.

CXN Media Corporation management announced that in order to harmonize and better control its content, it is transferring its Editorial operations, currently carried out in Beijing, to its Montreal Head Office. Management is currently negotiating a cost-sharing arrangement with its joint venture partner CEINet, under which CEINet will continue to provide the exclusive content but all final editing activities now be performed in Montreal.

In view of this re-organization, the company has reassigned Mr.
Raymond Boisvert to a wholly owned subsidiary of CXN Media
Corporation named CXN Ventures. Mr. Raymond Boisvert has resigned as President, Secretary and Director of CXN media Corporation to concentrate on his new task at hand.

A press release was issued on Monday September 9, 2002, a copy of which has been attached to the end of this filing.


Item 6. Resignations of Registrant's Directors.

On September 6, 2002, Mr. Raymond Boisvert, President, and Director of CXN Media Corporation resigned as President and Director of the Company. Mr. Boisvert's decision was taken following the restructuring of CXN's operations in Beijing.

Mr. Boisvert has made this decision to enable the CEO Mr. Jean-
Francois Amyot, to better focus the company's efforts on its mission of becoming one of Asia's leading Media Companies. Mr.
Amyot takes over as President and CEO of CXN Media.

A press release was issued on Monday September 9, 2002, a copy of which has been attached to the end of this filing.

Resignation letter has been attached as an exhibit


Item 7. Financial Statements and Exhibits.

Exhibits:2.
(i)	Copy of Press Release issued September 9, 2002
(ii)	Copy of resignation Letter from R. Boisvert


Item 8. Change in Fiscal Year.

NOT APPLICABLE


                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                       CHINA XIN NETWORK MEDIA CORPORATION
                                  (Registrant)


Date: September 10, 2002      By: /s/ JEAN-FRANCOIS AMYOT
                                 -----------------------
                              Name: Jean-Francois Amyot
                                    President and CEO

Press Release
For Immediate Release

CORPORATE REORGANIZATION ANNOUNCED BY CXN MEDIA CORPORATION

Montreal, Canada. - September 9, 2002 - CXN Media Corporation (OTCBB:CXIN) management announced today that in order to harmonize and better control its content, it is transferring its Editorial operations, currently carried out in Beijing, to its Montreal Head Office. Management is currently negotiating a cost-sharing arrangement with its joint venture partner CEINet, under which CEINet will continue to provide the exclusive content but all final editing activities now be performed in Montreal.

In view of this re-organization, the company has reassigned Mr. Raymond Boisvert to a wholly owned subsidiary of CXN Media Corporation named CXN Ventures. Mr. Raymond Boisvert has resigned as President, Secretary and Director of CXN media Corporation to concentrate on his new task at hand. Mr. Boisvert has made this decision to enable the CEO Mr. Jean-Francois Amyot, to better focus the company's efforts on its mission of becoming one of Asia's leading Media Companies. Mr. Amyot takes over as President and CEO of CXN Media.

Mr. Boisvert will be responsible in developing CXN Ventures into a leading business consulting firm offering corporations and entrepreneurs in North America and Europe the ability to engage in business ventures in the People's Republic of China.

CXN Media is also actively pursuing its acquisition of Smart
Investor magazine and other related companies. The deadline for the formal purchase agreement is scheduled for this September
2002 and final closing pending formal due diligence.

CXN MEDIA CORPORATION is a "Click and Pulp" Media Company in Asia with interests in both print and electronic media. Through its exclusive agreement with the CEInet, CXN provides financial, economic and business information on the People's Republic of China. CXN's correspondents source, produce and publish the most reliable information available with the highest accuracy, integrity and speed. CXN also provides business-consulting services to companies seeking to do business in China through its wholly owned division CXN Ventures. To find out more about China Xin Network Media Corporation (OTCBB: CXIN), visit our website at www.cxnonline.com.



Contact:
China Xin Network Media Corporation
Mr. Jean-Francois Amyot
President & CEO
Tel: (514) 398-0515 Ext. 27
jfamyot@cxnonline.com

CXN Ventures
Mr. Raymond Boisvert
President
Tel: (514)-398-0515 Ext. 35
rboisvert@cxnonline.com

The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of the company; the occurrence of which involves certain risks and uncertainties that could cause the company's actual results to differ materially from expected results. Such risks include the timing of implementation and the scope and success of the program described herein.

September 6, 2002.




China Xin Network Media Corporation
c/o Mr. Jean Francois Amyot
Chairman
3767 Thimens Blvd
Suite 226
Saint-Laurent, Quebec  H4R 1W4

Re:
Resignation Letter




Dear Sir:

Allow this to serve as my irrevocable letter of resignation as President and Treasurer of the Corporation to take effect immediately.

Kindly insure that this resignation is recorded in the books and corporate records of the corporation and that it is registered with the appropriate government agencies.


Yours truly,


/s/ RAYMOND BOISVERT
--------------------
Raymond Boisvert